Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of American Virtual Cloud Technologies, Inc. of our report, dated June 26, 2020, on our audit of the financial statements of American Virtual Cloud Technologies, Inc. as of March 31, 2020 and for the year then ended, which report is included in the annual report on Form 10-K of American Virtual Cloud Technologies Inc. for the year ended March 31, 2020.

Melville, NY

March 9, 2021